Exhibit 99.1

TIPTREE REPORTS 2018 RESULTS

•	Revenues of $625.8 million for 2018, up 7.6% from 2017.

•
Net income before non-controlling interests of $29.9 million for 2018, an increase of $24.7 million. The increase was primarily driven by improved insurance operating performance and $43.8 million of income from discontinued operations, including the net gain on sale of Care.

•	Operating EBITDA(1) of $54.9 million for the year ended 2018, down 9.7% from the prior year period.

•	Book value per share(2) as of December 31, 2018 was $10.79, which including dividends paid represents a 9.6%(3) year over year return.

•	Declared a dividend of $0.035 per share to stockholders of record on March 25, 2019 with a payment date of April 1, 2019.

New York, New York - March 13, 2019 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the year ended December 31, 2018.
Summary Consolidated Statements of Operations

($ in thousands)	Year Ended December 31,
GAAP:	2018	2017	2016
Total revenues	$625,826	$581,798	$506,423
Net income before non-controlling interests	29,883	5,234	32,338
Net income attributable to Common Stockholders	23,933	3,604	25,320
Diluted earnings per share	0.69	0.11	0.78
Cash dividends paid per common share	0.135	0.12	0.10

Non-GAAP: (1)
Operating EBITDA	54,943	60,872	60,547
Adjusted EBITDA	28,759	37,988	78,916
Book value per share (2)	10.79	9.97	10.14
_______________________________

(1)	For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

(2)	For periods prior to April 10, 2018, book value per share assumed full exchange of legacy limited partnership units of Tiptree Financial Partners, L.P. (“TFP”) for common stock.

(3)	Total return per share for the year ended December 31, 2018 defined as cumulative dividends paid of $0.135 per share plus growth in book value per share from December 31, 2017.

Earnings Conference Call
Tiptree will host a conference call on Thursday, March 14, 2019 at 9:00 a.m. Eastern Time to discuss its full year 2018 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, March 14, 2019 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, March 21, 2019. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13686612.

2018 Financial Overview

Overall:

•	Delivered total annual return of 9.6% for 2018, as measured by growth in book value per share plus dividends paid.

•	On April 10, 2018, we completed a corporate reorganization that eliminated Tiptree’s dual class stock structure.

•	In 2018, we returned $19.2 million to investors through $14.2 million of share buy-backs and $5.0 million of dividends paid.

•	As of March 11, 2019, the Company purchased and retired 1,472,730 shares of its common stock for $9.1 million through open market purchases and block purchases.

Insurance:

•	Gross written premiums for 2018 were $868.1 million, up 13.0%. Net written premiums were $466.8 million, up 11.7%, driven by growth in credit protection and other specialty products.

•	Operating EBITDA of $64.5m, up 21.0% from prior year.

•	In 2018, we expanded into Europe with the creation of Fortegra Europe Insurance Company Limited.

Tiptree Capital:

•	On February 1, 2018, we sold our real estate investments to Invesque in exchange for a net 16.6 million shares of common stock, which resulted in an increase to book value of $1.16 per share.

•	Increased exposure to Real Assets sector with $50m investment in shipping.

•
In 2019, began re-positioning our asset management platform, by agreeing to invest $75 million to seed new investment funds in exchange for management control of and a profit participation in Tricadia.

Consolidated Results of Operations
Revenues

For the year ended December 31, 2018, revenues were $625.8 million, which increased $44.0 million, or 7.6%, over the prior year period. The increase was driven by growth in earned premiums and service and administrative fees. Earned premiums were $427.8 million for the year ended December 31, 2018, up from $371.7 million in the comparable 2017 period driven by growth in net written premiums. The combination of unearned premiums and deferred revenues on the balance sheet grew by $115.0 million, or 20.5%, from December 31, 2017 to December 31, 2018 as a result of an increase in credit protection and other specialty programs written premiums.

Net Income (Loss) before non-controlling interests

For the year ended December 31, 2018, net income before non-controlling interests was $29.9 million compared to income of $5.2 million in the 2017 period, an increase of $24.7 million. The increase was primarily driven by improved insurance operating performance and $43.8 million of income from discontinued operations, including the net gain on sale of Care. These factors were partially offset by unrealized mark-to-market losses on Invesque common shares of $20.7 million and lack of a one-time net tax benefit of $15.2 million from remeasurement of our net deferred tax liabilities as a result of the Tax Act’s change in federal income tax rate from 35% to 21%.

Net Income (Loss) Available to Common Stockholders

For the year ended December 31, 2018, net income available to common stockholders was $23.9 million, an increase of $20.3 million from the prior year period. The key drivers of net income available to common stockholders were the same factors which impacted the net income before non-controlling interests.

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through accumulated other comprehensive income in stockholders equity. On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net of 16.6 million shares of Invesque common stock which resulted in a pretax gain on sale of $56.9 million. During 2017, we made a strategic decision to decrease our overall exposure to CLO subordinated notes, which resulted in deconsolidation of the CLOs we manage and decreased our earnings from CLO distributions when comparing the year ended December 31, 2018 versus the prior year periods.

($ in thousands)	Year Ended December 31,
	2018	2017	2016
Net realized and unrealized gains (losses)(1)	$(34,817)	$(18,592)	$18,133
Discontinued operations (Care)(2)	$57,484	$(6,222)	$(5,824)
Tiptree Capital - credit investments	$(628)	$10,731	$20,470
_______________________________
(1) Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs. Includes $20.7 million of unrealized losses attributable to Invesque shares for the year ended December 31, 2018 from the date of the sale (February 1, 2018).
(2) Includes Care for the year ended December 31, 2018, 2017 and 2016. Includes $56.9 million pre-tax gain on sale of Care in 2018.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the year ended December 31, 2018 was $54.9 million compared to $60.9 million for the 2017 period, a decrease of $6.0 million, or 9.7%. The key drivers were increased Operating EBITDA from specialty insurance operations, which were more than offset by lower distributions on credit investments within Tiptree Capital.

Total stockholders’ equity was $399.3 million as of December 31, 2018 compared to $396.8 million as of December 31, 2017, primarily driven by 2018 net income, net of share repurchases and dividends paid. Book value per share for the period ended December 31, 2018 was $10.79, an increase from book value per share, as exchanged, of $9.97 as of December 31, 2017. The key drivers of the period-over-period impact were 2018 earnings per share and the purchase of 2.2 million shares at an average 39% discount to book value. Those increases were partially offset by dividends paid of $0.135 per share and officer compensation share issuances. In 2018, Tiptree returned $19.2 million to shareholders through share repurchases and dividends paid.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management capabilities. Our principal operating subsidiary is a leading provider of specialty insurance products and related services. We also allocate capital across a broad spectrum of businesses, assets and other investments, which we refer to as Tiptree Capital. As such, we classify our business into one reportable segment, specialty insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in thousands)	Year Ended December 31,
	2018	2017	2016
Specialty Insurance	$18,560	$5,404	$46,804
Tiptree Capital	(7,805)	20,336	37,142
Corporate	(30,551)	(29,070)	(34,806)
Pre-tax income (loss) from continuing operations	$(19,796)	$(3,330)	$49,140
Pre-tax income (loss) from discontinued operations (1)	$57,484	$(6,222)	$(5,824)

(1)	Includes Care for the year ended December 31, 2018, 2017 and 2016. Includes $56.9 million pre-tax gain on sale of Care in 2018.

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in thousands)	Year Ended December 31,
	2018	2017	2016
Specialty Insurance	$64,536	$53,310	$49,334
Tiptree Capital (2)	13,726	29,792	41,509
Corporate	(23,319)	(22,230)	(30,296)
Operating EBITDA	$54,943	$60,872	$60,547

(1)	For further information relating to the Company’s Total Capital and Operating EBITDA, including a reconciliation to GAAP total stockholders equity and pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see “Note—(3) Dispositions, Assets Held for Sale and Discontinued Operations.”

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of December 31,
	2018	2017
Assets:
Investments:
Available for sale securities, at fair value	$283,563	$182,448
Loans, at fair value	215,383	258,173
Equity securities	122,979	25,536
Other investments	75,002	59,142
Total investments	696,927	525,299
Cash and cash equivalents	86,003	110,667
Restricted cash	10,521	31,570
Notes and accounts receivable, net	223,105	186,422
Reinsurance receivables	420,351	352,967
Deferred acquisition costs	170,063	147,162
Goodwill	91,562	91,562
Intangible assets, net	52,121	64,017
Other assets	46,034	31,584
Assets held for sale	68,231	448,492
Total assets	$1,864,918	$1,989,742

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$354,083	$346,081
Unearned premiums	599,444	503,446
Policy liabilities and unpaid claims	131,611	112,003
Deferred revenue	75,754	56,745
Reinsurance payable	117,597	90,554
Other liabilities and accrued expenses	124,190	121,321
Liabilities held for sale	62,980	362,818
Total liabilities	$1,465,659	$1,592,968

Stockholders’ Equity: (1)
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 35,870,348 and 35,003,004 shares issued and outstanding, respectively	36	35
Common stock - Class B: $0.001 par value, none and 50,000,000 shares authorized, none and 8,049,029 shares issued and outstanding, respectively	—	8
Additional paid-in capital	331,892	295,582
Accumulated other comprehensive income (loss), net of tax	(2,058)	966
Retained earnings	57,231	38,079
Common Stock held by subsidiaries, 0 and 5,197,551 shares, respectively	—	(34,585)
Class B common stock held by subsidiaries, none and 8,049,029 shares, respectively	—	(8)
Total Tiptree Inc. stockholders’ equity	387,101	300,077
Non-controlling interests - TFP	—	77,494
Non-controlling interests - Other	12,158	19,203
Total stockholders’ equity	399,259	396,774
Total liabilities and stockholders’ equity	$1,864,918	$1,989,742
(1) See Note (1) Organization and Note (16) Stockholders’ Equity in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for information related to changes in the Company’s equity capitalization.

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Year Ended December 31,
	2018	2017	2016
Revenues:
Earned premiums, net	$427,837	$371,700	$229,436
Service and administrative fees	102,315	95,160	109,348
Ceding commissions	9,651	8,770	24,784
Net investment income	19,179	16,286	12,981
Net realized and unrealized gains (losses)	28,782	47,607	87,300
Other revenue	38,062	42,275	42,574
Total revenues	625,826	581,798	506,423
Expenses:
Policy and contract benefits	152,095	123,959	106,784
Commission expense	262,460	241,835	147,253
Employee compensation and benefits	113,557	115,949	115,612
Interest expense	27,013	25,562	21,010
Depreciation and amortization	12,596	13,841	14,302
Other expenses	77,901	74,439	72,576
Total expenses	645,622	595,585	477,537
Other income:
Income attributable to consolidated CLOs	—	24,903	53,577
Expenses attributable to consolidated CLOs	—	14,446	33,323
Net income (loss) attributable to consolidated CLOs	—	10,457	20,254
Total other income	—	10,457	20,254
Income (loss) before taxes from continuing operations	(19,796)	(3,330)	49,140
Less: provision (benefit) for income taxes	(5,909)	(12,562)	12,515
Net income (loss) from continuing operations	(13,887)	9,232	36,625
Discontinued operations:
Income (loss) before taxes from discontinued operations	624	(6,222)	(5,824)
Gain on sale of discontinued operations	56,860	—	—
Less: Provision (benefit) for income taxes	13,714	(2,224)	(1,537)
Net income (loss) from discontinued operations	43,770	(3,998)	(4,287)
Net income (loss) before non-controlling interests	29,883	5,234	32,338
Less: net income (loss) attributable to non-controlling interests - TFP	5,500	748	6,432
Less: net income (loss) attributable to non-controlling interests - Other	450	882	586
Net income (loss) attributable to Common Stockholders	$23,933	$3,604	$25,320

Net income (loss) per Common Share:
Basic, continuing operations, net	$(0.38)	$0.22	$0.88
Basic, discontinued operations, net	1.07	(0.10)	(0.09)
Basic earnings per share	$0.69	$0.12	$0.79

Diluted, continuing operations, net	(0.38)	0.21	0.86
Diluted, discontinued operations, net	1.07	(0.10)	(0.08)
Diluted earnings per share	$0.69	$0.11	$0.78

Weighted average number of Common Shares:
Basic	34,715,852	29,134,190	31,721,449
Diluted	34,715,852	37,306,632	31,766,674

Dividends declared per Common Share	$0.14	$0.12	$0.10

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in thousands)	Year Ended December 31,
	2018	2017	2016
Net income (loss) attributable to Common Stockholders	$23,933	$3,604	$25,320
Add: net (loss) income attributable to noncontrolling interests	5,950	1,630	7,018
Less: net income from discontinued operations	43,770	(3,998)	(4,287)
Income (loss) from continuing operations	$(13,887)	$9,232	$36,625
Corporate Debt related interest expense(1)	18,162	12,838	10,518
Consolidated income tax expense (benefit)	(5,909)	(12,562)	12,515
Depreciation and amortization expense(2)	11,614	12,408	9,248
Non-cash fair value adjustments(3)	(391)	3,547	1,277
Non-recurring expenses(4)	2,358	1,944	(1,736)
Adjusted EBITDA from continuing operations	$11,947	$27,407	$68,447
Add: Stock-based compensation expense	6,657	6,559	2,584
Add: Vessel depreciation, net of capital expenditures	898	—	—
Less: Realized and unrealized gain (loss)(5)	(34,817)	(18,591)	18,133
Less: Third party non-controlling interests(6)	—	851	1,420
Operating EBITDA from continuing operations	$54,319	$51,706	$51,478

Income (loss) from discontinued operations	$43,770	$(3,998)	$(4,287)
Consolidated income tax expense (benefit)	13,714	(2,224)	(1,537)
Consolidated depreciation and amortization expense	—	15,645	14,166
Non-cash fair value adjustments (3)	(40,672)	—	—
Non-recurring expenses (4)	—	1,158	2,127
Adjusted EBITDA from discontinued operations	$16,812	$10,581	$10,469
Less: Realized and unrealized gain (loss) (5)	16,188	—	—
Less: Third party non-controlling interests(6)	—	1,415	1,400
Operating EBITDA from discontinued operations	$624	$9,166	$9,069
Total Adjusted EBITDA	$28,759	$37,988	$78,916
Total Operating EBITDA	$54,943	$60,872	$60,547
_______________________________

(1)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.
(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(6)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Year Ended December 31, 2018
($ in thousands)	Specialty Insurance	Tiptree Capital (1)	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$18,560	$(7,805)	$(30,551)	$(19,796)
Pre-tax income/(loss) from discontinued ops	—	57,484	—	57,484
Adjustments:
Corporate Debt related interest expense(2)	13,149	—	5,013	18,162
Depreciation and amortization expenses(3)	9,796	1,570	248	11,614
Non-cash fair value adjustments(4)	66	(41,129)	—	(41,063)
Non-recurring expenses(5)	3,159	—	(801)	2,358
Adjusted EBITDA	$44,730	$10,120	$(26,091)	$28,759
Add: Stock-based compensation expense	3,759	126	2,772	6,657
Add: Vessel depreciation, net of capital expenditures	—	898	—	898
Less: Realized and unrealized gain (loss)(6)	(16,047)	(2,582)	—	(18,629)
Less: Third party non-controlling interests(7)	—	—	—	—
Operating EBITDA	$64,536	$13,726	$(23,319)	$54,943

	Year Ended December 31, 2017
($ in thousands)	Specialty Insurance	Tiptree Capital (1)	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$5,404	$20,336	$(29,070)	$(3,330)
Pre-tax income/(loss) from discontinued ops	—	(6,222)	—	(6,222)
Adjustments:
Corporate Debt related interest expense(2)	8,026	—	4,812	12,838
Depreciation and amortization expenses(3)	11,366	16,439	248	28,053
Non-cash fair value adjustments(4)	508	3,039	—	3,547
Non-recurring expenses(5)	1,657	1,837	(392)	3,102
Adjusted EBITDA	$26,961	$35,429	$(24,402)	$37,988
Add: Stock-based compensation expense	3,934	$453	2,172	6,559
Less: Realized and unrealized gain (loss)(6)	(22,415)	3,824	—	(18,591)
Less: Third party non-controlling interests(7)	—	2,266	—	2,266
Operating EBITDA	$53,310	$29,792	$(22,230)	$60,872

	Year Ended December 31, 2016
($ in thousands)	Specialty Insurance	Tiptree Capital (1)	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$46,804	$37,142	$(34,806)	$49,140
Pre-tax income/(loss) from discontinued ops	—	(5,824)	—	(5,824)
Adjustments:				—
Corporate Debt related interest expense(2)	5,592	196	4,730	10,518
Depreciation and amortization expenses(3)	8,130	15,036	248	23,414
Non-cash fair value adjustments(4)	—	2,693	—	2,693
Non-recurring expenses(5)	—	711	(1,736)	(1,025)
Adjusted EBITDA	$60,526	$49,954	$(31,564)	$78,916
Add: Stock-based compensation expense	1,108	208	1,268	2,584
Less: Realized and unrealized gain (loss)(6)	12,300	5,833	—	18,133
Less: Third party non-controlling interests(7)	—	2,820	—	2,820
Operating EBITDA	$49,334	$41,509	$(30,296)	$60,547
_______________________________
The footnotes below correspond to the tables above, under “—Adjusted EBITDA and Operating EBITDA - Non-GAAP”

(1)
Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Includes payments pursuant to a separation agreement, dated November 10, 2015.
(6)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(7)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of December 31,
	2018	2017	2016
Total stockholders’ equity	$399,259	$396,774	$390,144
Less non-controlling interest - other	12,158	19,203	20,636
Total stockholders’ equity, net of non-controlling interests - other	$387,101	$377,571	$369,508
Total Common shares outstanding	35,870	29,805	28,388
Total Class B shares outstanding	—	8,049	8,049
Total shares outstanding	35,870	37,854	36,437
Book value per share(1)	$10.79	$9.97	$10.14
(1) For periods prior to April 10, 2018, book value per share assumes full exchange of legacy limited partnership units of TFP for common stock.